UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 Lexington Avenue, New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosures.

        On September 18, 2008, Hudson Highland Group, Inc. (the “Company”) made a presentation at the CL King Best Ideas Conference. This investor presentation is available on the Company’s web site, www.hudson.com.

        During the presentation, Executive Vice President and Chief Financial Officer Mary Jane Raymond gave an update on third quarter 2008 trends. Those remarks included:

°	Macro economic weakness has been reported for various geographies around the world.
°	Foreign currencies are declining against the U.S. dollar and are expected to affect companies which have a significant international presence.
°	These factors affected the Company in July and August.
°	July and August are seasonally weak but were weaker for the Company than expected in most regions.
°	Normal seasonal improvement in September is occurring for the Company, but as usual, the magnitude is currently unknown as visibility is limited.
°	The bulk of the Company’s third quarter adjusted EBITDA is delivered in September. September should be a strong month compared to July and August.
°	The Company implemented cost reduction plans around the world earlier in the year which it expects to offset some of the current external market weakness.
°	In addition, the Company’s adjusted EBITDA guidance for the third quarter of 2008 was set at exchange rates prevailing in July. If current exchange rates persist, they could affect the Company’s guidance by up to $1.5 million.
°	The Company continues to focus on year over year earnings improvement as its primary financial goal.

Safe Harbor Statement

        This Form 8-K contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Form 8-K, including those regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “could,” “expects” and “should” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue; the ability of clients to terminate their relationship with the company at any time; the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility; and the company’s ability to maintain effective internal control over financial reporting. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Form 8-K. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: September 18, 2008	By: /s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and
Chief Financial Officer